Exhibit 10.1

SIXTH AMENDMENT TO SECOND LIEN CREDIT AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO SECOND LIEN CREDIT AND SECURITY AGREEMENT (this “Agreement”) is entered into and effective as of April 3, 2017, by and among Katy Industries, Inc., a Delaware corporation (the “Company”), Continental Commercial Products, LLC, a Delaware limited liability company (“CCP”), FTW Holdings, Inc., a Delaware corporation “FTW Holdings”), Fort Wayne Plastics, Inc., an Indiana corporation (“Fort Wayne”; the Company, CCP, FTW Holdings and Fort Wayne, individually and collectively, the “Borrower” or the “Borrowers”), Victory Park Management, LLC,  in its capacity as administrative agent and collateral agent for the Lenders  (in such capacity, the “Agent”), the Lenders party hereto.

Recitals:

A.                                    Borrowers, Agent and the Lenders party thereto are party to that certain Second Lien Credit and Security Agreement dated as of April 7, 2015 (as previously amended and as may be further amended from time to time, the “Second Lien Credit Agreement”).

B.                                    Borrowers, Agent and the Lenders party hereto have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, each Borrower and the Lender hereby agree as follows:

1.                                      Definitions.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Second Lien Credit Agreement.

2.                                      Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Second Lien Credit Agreement is hereby amended as follows:

2.1.                                        Each of Borrowers and Lender hereby acknowledge and agree that, immediately prior to the execution and delivery hereof, (i) the outstanding principal balance of the Existing Term Loan is approximately $28,187,613.06, and (ii) the outstanding principal balance of the Priority Term Loan A is approximately $7,034,640.27 (including (A) the outstanding principal balance of the Third Amendment Priority Term Loan A, which is approximately $816,463.77, and (B)) the outstanding principal balance of the Fourth Amendment Priority Term Loan A, which is approximately $6,218,176.51) (the “Existing Priority Term Loan A”).  VPC SBIC I, LP, as the Priority TL-A Lender hereto agrees, on the terms and subject to the conditions set forth herein, to lend to Borrowers on the Sixth Amendment Effective Date an additional amount equal to $1,000,000 (such loan, the “Sixth Amendment Priority Term Loan A” as defined in the Credit Agreement as amended hereby). Such Sixth Amendment Priority Term Loan A shall be made in addition to the Existing Priority Term Loan A and not in repayment thereof, shall be funded as an increase to the Existing Priority Term Loan A under the Second Lien Credit Agreement immediately prior to the effectiveness of the Sixth Amendment Effective Date and shall constitute a part of the Priority Term Loan A for all purposes under the Second Lien Credit Agreement (as amended by this Agreement) and the other Loan Documents.  The terms and provisions of the Sixth Amendment Priority Term Loan A shall be identical to those of the Existing Priority Term Loan A under the Second Lien Credit Agreement, and all references in the Second Lien Credit Agreement to the Priority Term Loan A shall be deemed to refer to the Existing Priority Term Loan A and the Sixth Amendment Priority Term Loan A, collectively.

Without limiting the generality of the foregoing, such Sixth Amendment Priority Term Loan A shall (i) be deemed a Loan and constitute Obligations under the Loan Documents and have all of the benefits thereof, (ii) have all of the rights, remedies, privileges and protections applicable to the Loans under the Second Lien Credit Agreement (as amended by this Agreement) and the other Loan Documents, (iii) be secured by, along with the Existing Priority Term Loan A, the Liens granted to Agent under any Collateral Document on a senior priority basis as to the Existing Term Loan, and (iv) be evidenced by a Second Lien Term Loan Note, to the extent requested by the Priority TL-A Lender.  Immediately after giving effect to the making of the Sixth Amendment Priority Term Loan A on the Sixth Amendment Effective Date, the principal amount of the Priority Term Loan A outstanding under the Second Lien Credit Agreement (as amended by this Agreement) shall be $8,034,640.27.

2.2.                                        Section 1.01 of the Second Lien Credit Agreement is hereby amended by deleting the definitions currently set forth therein for the following terms and substitute the following in lieu thereof, respectively, in the appropriate alphabetical order:

“Priority Term Loan A” means (a) the Third Amendment Priority Term Loan A, (b) the Fourth Amendment Priority Term Loan A and (c) the Sixth Amendment Priority Term Loan A.

2.3.                                        Section 1.01 of the Second Lien Credit Agreement is hereby further amended by adding thereto the following defined terms in the appropriate alphabetical order:

“Sixth Amendment” means that certain Sixth Amendment to the Second Lien Credit and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among Borrowers, Agent, and the Lenders party thereto.

“Sixth Amendment Effective Date” means April 3, 2017.

“Sixth Amendment Priority Term Loan A” means the term loan made hereunder pursuant to Section 2.01(b)(iii) and the Sixth Amendment.

2.4.                            Section 2.01(b) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“(b)                           Priority Term Loan A.

(i)                                     On the Third Amendment Effective Date, the Priority TL-A Lender agrees to lend to Borrowers an amount equal to $750,000.

(ii)                                  On the Fourth Amendment Effective Date, the Priority TL-A Lender agrees to the lend to Borrowers an amount equal to $5,750,000.

(iii)                               On the Sixth Amendment Effective Date, the Priority TL-A Lender agrees to the lend to Borrowers an amount equal to $1,000,000.

(iv)                              Amounts of the Priority Term Loan A which are repaid or prepaid may not be reborrowed.”

2.5.                            Section 2.05(b)(vii) of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“Application of Mandatory Prepayments.  Except as otherwise provided in this Agreement, prepayments of the Obligations (other than cash payments of interest made pursuant to Sections 2.07(b)(iv) or (vi)) made pursuant to this Section 2.05(b) or made as a result of any cash payments of interest being recharacterized as repayments of principal pursuant to Section 2.07(b)(vii), shall be applied to (A) prior to and including April 3, 2018, (I) first, repay the outstanding principal balance of the Priority Term Loan A in an amount not to exceed the amount as may be necessary to ensure compliance with SBA Regulation §107.845, and (II) second, repay the outstanding principal balance of the Existing Term Loan, to the remaining installments thereof in the inverse order of maturities, and shall be accompanied by the applicable Prepayment Premium; and (B) after April 3, 2018, (x) first, repay the outstanding principal balance of the Priority Term Loan A and all Obligations related thereto, and shall be accompanied by the applicable Prepayment Premium, until paid in full, and (y) second, repay the outstanding principal balance of the Existing Term Loan, to the remaining installments thereof in the inverse order of maturities, and shall be accompanied by the applicable Prepayment Premium.”

2.6.                            Section 7.12 of the Second Lien Credit Agreement is deleted in its entirety and replaced with the following:

“7.12                  Use of Proceeds.  Use the proceeds of (i) the Credit Extensions (a) to finance a portion of the acquisition under the Centrex Acquisition Documents, (b) to pay costs, fees and expenses in connection with the Transactions, and (c) for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document, it being agreed and understood that all proceeds of the Existing Term Loan received by the Company, if any, shall be contributed to CCP (including for purposes of consummating the Centrex Acquisition Documents on the Closing Date) and the excess, if any, to other Subsidiaries of the Company that are Borrowers (provided, further, that any such proceeds received by FTW Holdings, Inc., a Delaware corporation, shall be contributed to Fort Wayne Plastics, Inc., an Indiana corporation), (ii) the Third Amendment Priority Term Loan A for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document, (iii) the Fourth Amendment Priority Term Loan A (a) to reduce outstandings under the revolving credit facility under the First Lien Credit Agreement to provide the Borrowers with incremental liquidity, (b) to make payments for certain past-due vendor payables and (c) any costs, expenses, and all other payment amounts related to the Fourth Amendment and the transactions contemplated thereby and (iv) the Sixth Amendment Priority Term Loan A to reduce outstandings under the revolving credit facility under the First Lien Credit Agreement to provide, dollar-for-dollar, the Borrowers with incremental liquidity.”

3.                                      Effectiveness.  This Amendment shall become effective as of the Date (the “Sixth Amendment Effective Date”), on which each of the following conditions is satisfied:

3.1.                            counterparts of this Amendment shall have been executed and delivered by Borrowers, the other Credit Parties, Priority TL-A Lender, the other Lenders and Agent;

3.2.                            receipt of written acknowledgement from the First Lien Agent to the Borrowers that the First Lien Agent and First Lien Lender (i) each consent to the incurrence of the additional indebtedness under the Sixth Amendment Priority Term Loan A as provided for herein and (ii) each acknowledge and agree the proceeds of the Sixth Amendment Priority Term Loan A, upon remittance to and receipt by the Agent or Lender, shall be applied to reduce outstandings under the Revolving Credit Facility (as such term is defined in the First Lien Credit Agreement) to provide, dollar-for-dollar, the Borrowers with incremental liquidity.

3.3.                            immediately after giving effect to this Agreement, no Applicable Default (as such term is defined in the First Lien Credit Agreement and as made applicable to the Second Lien Credit Agreement) shall have occurred and be continuing; and

3.4.                            the truth and accuracy of the representations and warranties contained in Section 3 hereof as of the date hereof, immediately after giving effect to this Agreement.

4.                                      Representations and Warranties and Acknowledgments of Borrower. Each Loan Party hereby jointly and severally represents and warrants to Agent and the Lenders as follows as of the date hereof, after giving effect to this Agreement:

4.1.                            the representations and warranties made by the Loan Parties contained in the Loan Documents relating to the Specified Matters (as defined in the First Lien Credit Agreement and as made applicable to the Second Lien Credit Agreement) are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

4.2.                            such Loan Party has the power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Second Lien Credit Agreement, as amended hereby and no consents are necessary from any third parties for any Borrower’s execution, delivery or performance of this Agreement;

4.3.                            the execution, delivery and performance by such Loan Party of this Agreement and the Second Lien Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action;

4.4.                            the execution, delivery and performance by such Loan Party of this Agreement and the Second Lien Credit Agreement do not and will not conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject;

4.5.                            this Agreement and the Second Lien Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;  and

4.6.                            immediately after giving effect to this Agreement, no Applicable Default (as such term is defined in the First Lien Credit Agreement and as made applicable to the Second Lien Credit Agreement) has occurred and is continuing.

5.                                      Acknowledgement and Waiver.  Each Lender that is not the Priority TL-A Lender agrees and acknowledges that it was afforded the right to participate in the Priority Term Loan A by lending its pro rata portion of the Priority Term Loan A to Borrowers (subject to the same voting arrangements as those that apply to the Existing Term Loan), and that each such Lender elected not to exercise such right of participation.  Each such Lender also agrees and acknowledges that the Priority Term Loan A is “senior” to the Existing Term Loan, and is entitled to be repaid and prepaid (including with the proceeds of any and all Collateral), until paid in full, before any repayment or prepayment may be made in respect of the Existing Term Loan.  Each such Lender also agrees to execute and deliver to the Priority TL-A Lender such agreements and documents as may be reasonably requested by the Priority TL-A Lender (including any subordination agreement) to evidence and further effectuate the terms and conditions set forth herein.

6.                                      Customer Identification - USA PATRIOT Act Notice.  Agent hereby notifies each Borrower, each other Loan Party that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies each Borrower, each other Loan Party, which information includes the name and address of each Borrower, each other Loan Party and other information that will allow the Lender to identify each Borrower, each other Loan Party in accordance with the Act.

7.                                      Reaffirmation.  Each Borrower hereby jointly and severally represents, warrants, acknowledges and confirms that (i) except as specifically modified by the terms of this Agreement, the Second Lien Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) Borrowers have no defense to its obligations under the Second Lien Credit Agreement and the other Loan Documents, and the Obligations are due and owing to the Lenders without setoff or counterclaim, (iii) the Liens of Agent under the Loan Documents secure all the Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) Borrowers have no claim against Agent or any of the Lenders arising from or in connection with the Second Lien Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.  Until the Obligations are paid in full in cash and all obligations and liabilities of Borrowers under this Amendment, the Second Lien Credit Agreement and the Loan Documents are performed and paid in full in cash, each Borrower agrees and covenants it is bound by the covenants and agreements set forth in the Second Lien Credit Agreement, Loan Document and in this Agreement.  Each Borrower hereby ratifies and confirms the Obligations.  This Agreement does not create or constitute, and is not, a novation of the Second Lien Credit Agreement and the other Loan Documents.

8.                                      Release.  AS A MATERIAL PART OF THE CONSIDERATION FOR AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND ITS OFFICERS, MEMBERS, MANAGERS, SHAREHOLDERS, PARTNERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, INVESTMENT MANAGERS, PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THE SECOND LIEN CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS OR OTHERWISE, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE

DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE, AGAINST ANY OF LENDER GROUP, IN EACH CASE TO THE EXTENT ARISING OR ACCRUING ON OR PRIOR TO THE DATE HEREOF.

9.                                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

10.                               Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.                               Fees and Expenses.  All fees (other than any fees owed to Agent’s legal counsel), costs and expenses owing to Agent and the Lenders under the Second Lien Credit Agreement and the other Loan Documents prior to the date hereof shall continue to accrue as of the date hereof and will become due and payable upon the earliest of (i) the termination of the “Forbearance Period” under the First Lien Credit Agreement, (ii) the Maturity Date, and (iii) the date on which all or any portion of the principal amount of the Obligations is accelerated in accordance with terms of the Loan Documents.

12.                               Counterparts; Facsimile Transmissions.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in PDF format shall be effective as delivery of a manually executed counterpart of this Agreement.

13.                               Loan Document.  This Agreement is a Loan Document.

14.                               Notice—Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 815 ILCS 160/1 et seq of the Illinois Revised Statutes.  Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED AND THAT IS IN ANY WAY RELATED TO THE LOAN AND THE LOAN DOCUMENTS. TO PROTECT BORROWERS AND EACH OTHER OBLIGOR (BORROWER) AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWERS AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Each Borrower acknowledges that there are no other agreements between or among Agent, any Lender, any Borrower, any other Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWERS:

Katy Industries, Inc.,
a Delaware corporation

By:	/s/ Robert Guerra
Robert Guerra, President and Chief Executive
Officer

Continental Commercial Products, LLC,
a Delaware limited liability company

By:	/s/ Robert Guerra
Robert Guerra, President and Chief Executive
Officer

FTW Holdings, Inc., a Delaware corporation

By:	/s/ Robert Guerra
Robert Guerra, President and Chief Executive
Officer

Fort Wayne Plastics, Inc., an Indiana corporation

By:	/s/ Robert Guerra
Robert Guerra, President and Chief Executive
Officer

SIGNATURE PAGE TO SIXTH AMENDMENT TO SECOND LIEN CREDIT AND SECURITY AGREEMENT

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

Victory Park Management, LLC, as Agent

By:	/s/ Scott Zemnick
Print Name: Scott Zemnick
Title: Manager

VPC SBIC I, LP, as a Lender and as Priority TL-A Lender

By:	Victory Park Capital Advisors, LLC, its Investment Manager

	By:	/s/ Scott Zemnick
Print Name: Scott Zemnick
Title: General Counsel

SIGNATURE PAGE TO SIXTH AMENDMENT TO SECOND LIEN CREDIT AND SECURITY AGREEMENT